CERTIFICATE OF MERGER
                                 FOR THE MERGER
                                       OF
                              JTM INDUSTRIES, INC.
                              (a Texas corporation)

                                  WITH AND INTO
                               ISG RESOURCES, INC.
                              (a Utah corporation)

         Pursuant to the provisions of section 5.04 of the Texas Business Corporation Act (the "Act"), ISG Resources, Inc., a Utah corporation (the "Corporation"), the surviving corporation in the merger, hereby delivers these Articles of Merger for filing on behalf of each or the undersigned corporations.

         FIRST: A true and correct copy of the Plan of Merger (the "Plan") is attached hereto and made a part hereof. Pursuant to the Plan, each constituent corporation, will merge with and into the Corporation.

         SECOND: The name and state of incorporation of each corporation which is a party to this merger, the designation and number of outstanding shares of each such corporation, and the number of shares voted for and against the Plan, are set forth in the following table:


--------------------------------------- -------------------- --------------------- ----------------- -----------------
                                                               Designation And       Shares Voted      Shares Voted
                                         State of                 Number of            For the       Against the Plan
    Name of Corporation                 Incorporation        Outstanding Shares         Plan

ISG Resources, Inc.                     Utah                 100 shares of               100                0
                                                             Common Stock
JTM Industries, Inc.                    Texas                100 shares of               100                0
                                                             Common Stock
KBK Enterprises, Inc.                   Pennsylvania         450 shares of               450                0
                                                             Common Stock
Pozzolanic Resources, Inc.              Washington           200 shares of               200                0
                                                             Class A Common Stock
                                                             2,900 shares of            2,900               0
                                                             Special Dividend
                                                             Class C Stock
                                                             5,800 shares of            5,800               0
                                                             Special Dividend
                                                             Class D Stock
St. Helens Investments, Inc.            Washington           100 shares of               100                0
                                                             Class A Voting
                                                             Common Stock
                                                             3,000 shares of            3,000               0
                                                             Class B Non-Voting
                                                             Common Stock
                                                             775,000 shares of         775,000              0
                                                             Special Dividend
                                                             Class C Stock
Pozzolanic Northwest, Inc.              Washington           200 shares of               200                0
                                                             Voting Common Stock
                                                             300 shares of               300                0
                                                             Non-Voting Common
                                                             Stock
                                                             2,900 shares of            2,900               0
                                                             Preferred Capital A
                                                             Stock
                                                             5,800 shares of            5,800               0
                                                             Preferred Capital B
                                                             Stock
Pozzolanic Northwest Bulk Carriers,     Washington           500 shares of               500                0
Inc.                                                         Voting Class A
                                                             Common Stock

                                                             60,000 shares of           60,000              0
                                                             Class B Regular
                                                             Dividend Stock

Power Plant Aggregates of Iowa, Inc.    Iowa                 230 shares of               230                0
                                                             Common Stock
Midwest Fly Ash & Materials, Inc.       Iowa                 100 shares of               100                0
                                                             Common Stock
Livestock Waste Management, Inc.        Iowa                 1 share of Common            1                 0
                                                             Stock
Michigan Ash Sales Company              Michigan             1,000 shares of            1,000               0
                                                             Common Stock
U.S. Stabilization, Inc.                Michigan             1,000 shares of            1,000               0
                                                             Common Stock
FLO FIL Co., Inc.                       Michigan             1,000 shares of            1,000               0
                                                             Common Stock
Fly Ash Products, Inc.                  Arkansas             900 shares of               900                0
                                                             Common Stock
--------------------------------------- -------------------- --------------------- ----------------- -----------------

         THIRD: The Plan has been authorized by all action required by the Act and by its constituent documents for each domestic constituent corporation and, for each foreign corporation, by all action required by the laws under which it was incorporated and its constituent documents.

         FOURTH: The shareholders of each of the constituent corporations in the merger unanimously approved the Plan. The designation and number of outstanding shares of each constituent corporation, and the number of shares voted for and against the plan by class, is set forth in the table in paragraph Second above. The shareholders of each domestic corporation in the merger approved the Plan by their unanimous written consent given in accordance with section 9.10(1) of the Act.

         FIFTH:  The effective date of the merger shall be January 1, 1999.

         SIXTH: The Plan will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

         SEVENTH: ISG Resources, Inc., a Utah corporation, the surviving corporation, hereby claims responsibility for any and all fees and franchise taxes owed by JTM Industries, Inc. to the State of Texas.

         IN WITNESS WHEREOF, the undersigned corporations have executed these Articles of Merger on this ___ day of November, 1998.


ISG RESOURCES, INC.,                         POZZOLANIC NORTHWEST, INC.,
a Utah corporation                           a Washington corporation


By:                                          By:
   ------------------------------                 --------------------------
     R Steve Creamer                              R Steve Creamer
     Chief Executive Officer                      Chief Executive Officer

JTM INDUSTRIES, INC.,                        POZZOLANIC NORTHWEST BULK
a Texas corporation                          CARRIERS, INC.,
                                             a Washington corporation

By:
   ----------------------------              By:
      R Steve Creamer                         --------------------------
      Chief Executive Officer                      R Steve Creamer
                                                   Chief Executive Officer

KBK ENTERPRISES, INC.,                       POZZOLANIC INT'L FISK, INC.,
a Pennsylvania corporation                   a Washington corporation


By:                                          By:
   ---------------------------                   -------------------------
         R Steve Creamer                              R Steve Creamer
         Chief Executive Officer                      Chief Executive Officer

POZZOLANIC RESOURCES, INC.,                  POWER PLANT AGGREGATES OF
a Washington corporation                     IOWA, INC.,
                                             an Iowa corporation

By:
    --------------------------               By:
         R Steve Creamer                         -------------------------
         Chief Executive Officer                      R Steve Creamer
                                                      Chief Executive Officer

ST. HELENS INVESTMENTS, INC.,                MIDWEST FLYASH & MATERIALS,
a Washington corporation                     INC.,
                                             an Iowa corporation

By:
    -----------------------------            By:
         R Steve Creamer                         ---------------------------
         Chief Executive Officer                      R Steve Creamer
                                                      Chief Executive Officer

LIVESTOCK WASTE MANAGEMENT,
INC.,

an Iowa corporation

By:
    ---------------------------
         R Steve Creamer
         Chief Executive Officer

MICHIGAN ASH SALES COMPANY
a Michigan corporation

By:
    ----------------------------
         R Steve Creamer
         Chief Executive Officer

U.S. STABILIZATION, INC.,
a Michigan corporation

By:
    --------------------------
         R Steve Creamer
         Chief Executive Officer

FLO FIL CO., INC.,
a Michigan corporation

By:
    --------------------------
         R Steve Creamer
         Chief Executive Officer

FLY ASH PRODUCTS, INC.,
an Arkansas corporation

By:
     -------------------------
         R Steve Creamer
         Chief Executive Officer